Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-52211, 333-107380, and 333-155258 on Forms S-8 of Superior Industries International, Inc. of our report dated May 8, 2017, relating to the consolidated financial statements of Uniwheels AG as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 appearing in this Current Report on Form 8-K of Superior Industries International, Inc.

/s/ Ebner Stolz GmbH & Co. KG

Stuttgart/Germany

June 1, 2017